Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 21, 2022, relating to the financial statements of Ivanhoe Electric Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

To be signed: /s/ Deloitte LLP

Vancouver, Canada
May 24, 2022